Stanley H. Appel, MD Jason Thonhoff, MD, PhD David Beers, PhD Houston Methodist Research Institute 2023 MDA Clinical & Scientific Conference Novel Treg-modulating Immunotherapy Targets Inflammation in ALS   Exhibit 99.1

Disclosures Mitsubishi Tanabe Pharma – Member of Clinical Advisory Board; Eledon Pharmaceuticals - Consultant; Implicit Bioscience - Consultant; Coya Therapeutics - Chair of Scientific Advisory Board

Disclosures The Houston Methodist Hospital has entered into an exclusive license agreement with Coya Therapeutics, Inc. for the know-how and patents related to its investigational product COYA 302 (IL-2/CTLA4-Ig). The development of this technology and the clinical study has been funded in part by Coya Therapeutics.

- Neuroinflammation - Propagating Neuronal Injury in Amyotrophic Lateral Sclerosis

Blood monocytes/macrophages and CNS microglia are proinflammatory. Th1 and Th17 lymphocytes are activated and proinflammatory Neuroprotective FoxP3 regulatory T lymphocytes are decreased and dysfunctional. Systemic Immune Alterations Promote Inflammation in ALS Augmenting Burden of Disease and Rates of Progression M1 FoxP3

Activated Macrophage Regulatory T Cell FoxP3 x Activated Th1-Th17 IL-1β NO, O2- IL-18 4-HNE IL-6 H2O2 TNFa Activated Macrophages Promote Dysfunction of Treg Numbers + Suppressive Functions Releasing Proinflammatory Cytokines and Markers of Oxidative Stress Proinflammatory cytokines and oxidative stress and lipid peroxides contribute to the pathophysiology of neuronal injury and cell death in ALS.

In vivo expansion of Tregs in ALS In vivo Treg expansion strategy with IL-2/CTLA4-Ig was applied for 48 weeks Four ALS patients were enrolled Changes in Treg Suppressive function, Treg numbers, ALSFRS, and biomarkers of lipid peroxides and proinflammatory cytokines were monitored 30-40% 80-90%

Lipid Peroxide Biomarkers of Inflammation in ALS * p<0.05 ** p<0.01 n.s.: not significant ** * * ** n.s. ** ** 4-Hydroxynonenal (4-HNE) Oxidized Low-Density Lipoprotein (ox-LDL)

Combination Therapy for ALS - IL-2/CTLA4-Ig


IL-2
FoxP3
FoxP3
FoxP3
FoxP3
Expanded Treg
80-90%
30-40%
CTLA4Ig
CD80
Th1,Th17
Proinflammatory Macrophages

Proof-of-Concept Clinical Study Open-label, single-arm in 4 patients with ALS IL-2/CTL4-Ig was administered via subcutaneous injection over 48 weeks

Patients’ Demographics and Baseline Characteristics Age (years) Sex Type Onset ALS Progression Prior to Baseline (ALSFRS-R score) Respiratory Status Respiratory Support Patient 1 47 Female Familial Limb -1.6 points / month No Respiratory Insufficiency None Patient 2 54 Male Sporadic Limb -1 points / month Respiratory Insufficiency Non-invasive Ventilation Patient 3 57 Female Sporadic Bulbar -1 point / month Respiratory Insufficiency Non-invasive Ventilation Patient 4 84 Female Sporadic Bulbar -0.7 points / month Respiratory Insufficiency None

IL-2 and CTLA4-Ig significantly increased Treg suppressive function in vivo Treatment Period Follow-Up IL-2 and CTLA4-Ig significantly upregulates Treg suppressive function as early as 4 weeks after initiation of treatment and maintained a significantly increased Treg function over the course of treatment. * p<0.05 ** p <0.01 (paired t test) ** ** *

IL-2/CTL4-Ig Significantly Increased Treg Numbers in vivo Consistent with the significant increase in Treg function, IL-2 and CTLA4-Ig increased Treg numbers as early as 4 weeks after initiation of treatment and maintained a higher number over the course of treatment. ** * n.s. n.s. * p<0.05 ** p <0.01 n.s.: not significant (paired t test) Treatment Period Follow-Up

IL-2/CTLA-Ig - Lipid Peroxide Biomarkers (interim data) * n.s. * p<0.05 n.s.: not significant (paired t test)

IL-2/CTLA4-Ig - Biomarkers by Patient (interim data)

The mean ALSFRS-R scores at 24 and 48 weeks after initiation of treatment were not statistically different, compared to the baseline score n.s. 48-Week Treatment Follow-Up B: baseline n.s.: not significant (paired t test) IL-2 and CTLA4-Ig appeared to ameliorate disease progression over the course of the 48-week treatment n.s.

Safety Summary Overall, treatment with IL-2 and CTL4-Ig was well tolerated over 48 weeks. Most common adverse event was mild injection site reaction. All patients completed the study. No death or other serious adverse event occurred over the course of the study.

Conclusions: Biomarkers and Therapeutic Targets in ALS In ALS Treg’s normal neuroprotective functions are impaired and macrophages/microglia are proinflammatory. Macrophage/myeloid–mediated inflammatory cytokines, oxidative stress, and lipid peroxides are increased promoting neuronal injury and cell death in ALS. IL-2 expands Tregs and suppresses the proliferation of T effector cells and to a much lesser extent the proinflammatory macrophages responsible for oxidative stress and cytotoxic cytokines. The deleterious effects of heightened proinflammatory secretions mandates the use of CTLA4-Ig in combination with IL-2 to provide suppression of activated macrophages as well as Tcells, not accomplished by IL-2 alone. In the present study in ALS, administration of IL-2 and CTLA4Ig over 48 weeks enhanced suppression of biomarkers of macrophage-mediated oxidative stress and proinflammatory cytokines as well as T cells. Overall, IL-2 and CTLA4-Ig administration was well tolerated. IL-2 and CTLA4-Ig appeared to ameliorate disease progression for 48 weeks. These data suggest that IL-2 and CTLA4-Ig together provide a potentially meaningful approach for the “unmet therapeutic need” in ALS.